UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2006

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

UCDP FINANCE, INC.

(Exact name of Registrants as specified in its charter)

Florida Florida	333-108661	59-3128514 42-1581381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

1000 Universal Studios Plaza Orlando, FL	32819-7610
(Address of principal executive offices)	(Zip code)

(407) 363-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective December 5, 2006, Robert K. Gault, Jr. resigned as Chief Executive Officer of Universal City Development Partners, Ltd (“UCDP”). On this same date, John R. Sprouls was appointed Chief Executive Officer of UCDP and President of UCDP Finance Inc., a wholly owned subsidiary. Mr. Sprouls will continue to serve as Universal Parks & Resorts (“UPR”) Executive Vice President, Human Resources, Legal & Business Affairs, a position he has held since 2004. From 1999 to 2004, Mr. Sprouls was UPR’s Executive Vice President, Chief Human Resources Officer. Mr. Sprouls joined UPR in 1996 and has been a representative of Universal City Property Management II LLC, an affiliate of UCDP, since December 2004.

Mr. Sprouls is 48 years old and also serves as the President and Chief Executive Officer for each of Universal City Florida Holding Co. I, Universal City Florida Holding Co. II, UCFH I Finance, Inc., and UCFH II Finance, Inc., which are affiliates of UCDP.

As previously disclosed in the Form 8-K of Universal City Florida Holding Co. I filed on May 5, 2006, on April 17, 2006, Mr. Sprouls and Vivendi Universal Entertainment LLLP (“VUE”) entered into a new employment agreement that went into effect December 7, 2006 with a term of three years. In addition, VUE holds an option to extend the term to December 6, 2011. This employment agreement extends to his additional responsibilities noted above.

Mr. Sprouls will receive an annual base salary of $385,000, plus a target incentive of $110,000 under the Annual Incentive Plan. As previously disclosed in the 2005 Form-10K of UCDP, Mr. Sprouls participates in the GE Stock Option Plan and the GE Savings and Security Plan. The terms of these plans have not changed

The Employment Agreement, is furnished as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

A. Exhibits

10.1	Employment Agreement of John R. Sprouls, dated April 17, 2006 incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed on May 5, 2006 by Universal City Florida Holding Co. I, UCFH I Finance, Inc., Universal City Florida Holding Co. II and UCFH II Finance, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

Date: December 11, 2006	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Principal Financial Officer

UCDP FINANCE, INC.

Date: December 11, 2006	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer (Principal Financial Officer)